F5 Networks, Inc.
Conflict Minerals Report
Year Ended December 31, 2016

1.	Introduction
This Conflict Minerals Report (the "Report") for F5 Networks, Inc. ("F5 Networks," the "Company," "we," "us," and "our") is presented for the reporting period from January 1, 2016 to December 31, 2016 to comply with Rule 13p-1 (the "Rule") under the Securities Exchange Act of 1934. For the purpose of the Reasonable Country of Origin Inquiry ("RCOI"), we initiated supply chain inquiries in October 2016 and continued to receive data through April 30, 2017. F5 maintains an ongoing data gathering and refresh program to ensure up to date data is captured throughout the year. For the purpose of this report, conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, "3TG").
This year, we received acceptable CMRT forms from 91 percent of our in-scope suppliers, equivalent to the percent we received during our prior year analysis. While the number of reporting suppliers remained roughly the same, better reporting by those suppliers resulted in a decrease in the number of smelters listed. As a downstream user of conflict minerals we are dependent on our suppliers for information, and the list of smelters reported by F5 should be seen a as a list of possible sources, rather than a complete record of known source locations. More information on how we determined which suppliers were in scope is available in Section 5 of this report.
During the reporting period, F5 completed a re-write of several company policies, including the conflict minerals policy. This was undertaken in part because the current policy no longer reflects the level of due diligence F5 has undertaken, and we wanted to better incorporate critical pieces of the OECD guidance on conflict minerals. This new policy can be seen in section 5 of this document.
A smelter list, CMRT form, and other corporate social responsibility information is available at www.f5.com/about-us/corporate-social-responsibility.
Forward Looking Statements
This report includes forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward looking statements can also be identified by words such as “expects,” “plans,” “intends,” “will,” “may,” and similar terms. Forward looking statements are not guarantees of future performance. F5 assumes no obligation to revise or update any forward looking statements for any reason, except as required by law. Subsequent events may affect F5’s future determinations under Rule 13p-1.

2.	About F5 Networks
F5 Networks, Inc. is the leading developer and provider of software-defined application services. Our core technology is a full-proxy, programmable, highly-scalable software platform called TMOS, which supports a broad array of features and functions designed to ensure that applications delivered over Internet Protocol (IP) networks are secure, fast and available. Our TMOS-based offerings include software products for local and global traffic management, network and application security, access management, web acceleration, and a number of other network and application services. These products are available as modules that can run individually or as part of an integrated solution on our high-performance, scalable, purpose-built BIG-IP appliances and VIPRION chassis-based hardware, or as software-only Virtual Editions. We also offer distributed denial-of-service (DDoS) protection, application security and other application services by subscription on our cloud-based Silverline platform. In connection with its products, we offer a broad range of support services including consulting, training, installation and maintenance.

3.	Hardware Product Overview
All of our purpose-built hardware products are designed to enhance the performance of our software. During 2016, we offered two types of hardware configurations: BIG-IP appliances; and our chassis-based VIPRION products. Both BIG-IP and VIPRION run TMOS and support all of our product software modules. We also sell specialty appliances that integrate specific software services and are only available as standalone products.

4.	Supply Chain Overview
F5 relies upon our suppliers to provide material declarations and information on the origin of 3TG contained in components and materials supplied to us, including materials and 3TG from sub-tier suppliers. As most suppliers provide company-level declarations, there are many smelters listed that may not actually be in the supply chain of the components used by F5.
We have adopted the standard Conflict Minerals Reporting Template ("CMRT") developed by the Conflict Free Sourcing Initiative ("CFSI") and requested that all suppliers complete the form. Suppliers that are known or suspected to provide components that contain 3TG were considered undetermined unless a completed CMRT form was received. Suppliers known not to use metal in products sourced by F5 Networks were asked to provide a CMRT form, even if only to state no use. In cases where these suppliers did not provide a CMRT but a material declaration is on file demonstrating no 3TG use, they were considered conflict mineral free. Packaging suppliers are excluded from the rule, and though we have asked for CMRT forms, they are excluded from this declaration and the data provided herein.
We contracted with GreenSoft Technologies, Inc. ("GreenSoft") to gather data from our suppliers, as well as provide to our suppliers training on the reporting rules and guidance on completing the CMRT form. This is the fourth year of the partnership with GreenSoft, and we have increased the number of suppliers responding as well as the completeness of the data within those responses.

5.	Conflict Minerals Management at F5

A.	Company Management System

1.	Company Policies
All suppliers in our manufacturing supply chain are required to provide products that meet the requirements laid out in F5’s conflict minerals policy.
Conflict Minerals Policy (as of May 31, 2017):
As a global company we know the business of F5 has impacts throughout our world-wide value chain. The Dodd-Frank Consumer Protection and Wall Street Reform Act (the “Dodd-Frank Act”) found that the exploitation and trade of Tin, Tantalum, Tungsten, and Gold (“conflict minerals”) were helping to finance extreme levels of violence in the Democratic Republic of Congo (“DRC”). The Dodd-Frank Act requires public companies to conduct due diligence and make certain disclosures regarding use of the conflict minerals.
F5 requires suppliers using any of the four conflict minerals sourced from the DRC or an adjoining country to use only materials which are certified Conflict Free through the Conflict Free Smelter Initiative or a comparable process.
We are committed to eliminating conflict minerals from our manufacturing supply chain through use of widely adopted best practices, including:

•	Establishing a conflict minerals compliance program consistent with the OECD Due Diligence guidance for downstream companies

•	Determining which F5 suppliers use the above mentioned conflict minerals and targeting our efforts accordingly

•	Requiring all affected suppliers to provide a Conflict Minerals Reporting Template to the social responsibility team for review

•	When instances of non-compliant suppliers arise, working with those suppliers through our manufacturing supply chain team to ensure corrective actions are undertaken promptly and effectively

•
Filing an annual Form SD with the Securities and Exchange Commission through our financial reporting group, which will include updates on progress towards being conflict free and details of any corrective actions taken in the reporting year

Developing total transparency in the supply chain takes time, and correcting suppliers’ use of non-certified conflict minerals as it arises requires commitment. We are confident our efforts, combined with the rest of the industry will result in substantive impacts for the people of the DRC and surrounding region.

2.	Grievance Mechanism
Possible violations of this policy or other related concerns can be reported through F5 Networks corporate social responsibility team and will be investigated.

•	Via email: corpresponsibility@f5.com

•	Via phone at 206-272-5555, x6912
Suppliers and other parties may contact us at corpresponsibility@f5.com with conflict minerals questions or concerns.

3.	Supplier Engagement

a.	Design Process
F5 selects suppliers for a variety of performance criteria, including compliance. Initial screening of suppliers covers basic compliance criteria, including an ability to provide a CMRT form to F5, though that CMRT form is not reviewed as part of the new supplier process.
After selection, parts are integrated into prototype bills of materials and then integrated into regular, ongoing data collection performed by the corporate social responsibility team. This includes conflict minerals compliance and full material declarations.
F5 is in the process of implementing a comprehensive master purchase agreement (MPA) with our suppliers. In 2017, we will begin the rollout to high-value suppliers. The MPA includes comprehensive corporate social responsibility language, including requirements that the supplier provide a completed CMRT to F5 and adopt a policy of providing conflict-free (though not necessarily DRC free) product to F5. Further adoption of this MPA will be a major leverage point for F5 in continuing our conflict minerals work.

b.	Incorporation Into Production Bill of Materials
Once on a prototype bill of materials, an in-depth compliance assessment is done on suppliers and associated parts. It is at this point GreenSoft is engaged to procure a CMRT from the supplier. GreenSoft utilizes contact information provided by F5, as well as contacts from other downstream users to initiate contact with a supplier. In the event a supplier is unfamiliar with conflict minerals reporting, GreenSoft provides training on how to properly fill out a CMRT and guidance on how that supplier can perform their own supply chain due diligence.
Once received, a CMRT is reviewed for a variety of red flags, including those listed in the OECD guidance for downstream companies. This includes, but is not limited to:

•	Determining the legitimacy of all smelters listed through a variety of validated smelter lists.

•	Maintaining an up to date list of certified conflict-free smelters and checking reported smelters against that list.

•	Determining if a smelter, even if outside the covered countries, lists source material from the covered countries.

•	Flagging smelters and suppliers listing recycled, scrap, or bank sources of materials.

•	Flagging smelters and suppliers with unfixed inconsistencies in their forms.
GreenSoft provides potential corrective action to suppliers with data inconsistencies and errors; the average CMRT has been reviewed 3 times by GreenSoft and the providing supplier prior to receipt of that CMRT by F5. F5 monitors this process through updates from GreenSoft, and advises on action for suppliers whose data has not met GreenSoft’s basic threshold for trustworthiness.

c.	Maintenance of Data
After completion, F5 holds CMRTs in a database, GreenData Manager™. These documents will be held, at a minimum, for the required period as dictated by the SEC.

As long as a supplier remains on a bill of materials for a product still in production, F5 will continue to gather a new CMRT every year to ensure changes in suppliers practices have not resulted in a change in conflict mineral sourcing status.

B.	Due Diligence for Calendar Year 2016

1.	Risk Assessment
We began by assembling all bills of materials for products built during calendar year 2016, and creating a master-list of suppliers represented on those bills of materials. GreenSoft was then tasked with gathering a CMRT from each of those suppliers, regardless of risk, as having data on all suppliers would allow us to validate our own risk assessment and in-scope analysis.
Suppliers were then grouped into two categories:

•	Packaging and other specific accessory suppliers (out of scope)

•	All other suppliers, which were thus deemed necessary to the product (in scope)
Of the suppliers deemed in scope, we found the majority to be responsive and have continually improved their data and coverage year over year. This year, we saw a reduction in the number of suppliers reporting a low percentage of their supply chain as covered in their CMRT. We see this as a good sign that our supply chain continues to improve due diligence.
Suppliers that have not improved the percent of their supply chain surveyed, suppliers who have provided data showing they are not conflict free, or suppliers who provided metals from other sanctioned countries were considered high-risk. High risk suppliers have been contacted throughout 2016 so F5 can monitor progress on removing smelters not shown to be conflict free or sourcing material from sanctioned countries. We have found all suppliers are working to remove these smelters from their supply chain, with varying degrees of success.
Starting in mid-2016, F5 began building out a more comprehensive corporate social responsibility risk profile of our suppliers. This began with a self-reporting survey in which the F5 conflict minerals policy, corporate social responsibility, and environmental policies were presented to suppliers. Based upon answers from this survey, we are developing an overall corporate social responsibility risk scoring system, which will be incorporated into future years' conflict minerals risk assessments.

2.	Data Cleanup
In an effort to remove some of these problematic suppliers, we obtained a complete purchase history of all parts for our account from our contract manufacturer, Flextronics. We then used this purchase history, from September 30, 2015 through December 31, 2016, to remove suppliers that were on our bill of materials as alternate parts but never incorporated into built product during the reporting period. This resulted in the removal of several smelters, including several that have not been validated as active smelters. We believe this correlation is indicative of supplier quality, and Flextronics purchases from higher quality suppliers that subsequently provide F5 with better data. These suppliers were then set to be out of scope, and the smelters are not reported in Section 7 of this document.
In addition to using purchase history, we incorporated our own full material declarations into conflict minerals reporting this year. Because we receive many company-level declarations from our suppliers, there are instances where our data for chemical composition of a given part shows we do not use one or more conflict minerals, even though the supplier has provided a CMRT with listed smelters for that given metal. Cross-referencing our full material declarations against the supplier CMRTs allowed us to remove three more smelters, as we could remove smelters for a specific metal from a specific supplier. While these suppliers may be in scope, the specific smelters for metals for which we have clear no-use data are not included in Section 7 of this document.

3.	Results
During the reporting period, F5 had 267 suppliers listed on the bills of materials for in-scope products. Of those, 196 were determined to be in-scope of this due-diligence assessment and conflict minerals report. The remaining suppliers either were not purchased during the reporting period or contain no 3TG. 179 of those provided CMRTs that were accepted by F5. This represents a 91 percent response rate; with coverage above 90 percent we feel we have met an acceptable threshold for F5 to consider the data gathering for the period to be complete and a success.

Of the 71 suppliers deemed out of scope, but for whom F5 attempted to gather a CMRT for our own records, 64 provided an acceptable CMRT. These suppliers were typically ones not used in the manufacture of our products, but could be used during subsequent reporting periods.
We do not have reason to believe any of the smelters listed by our suppliers were tied to funding armed conflict in the covered countries. However, our suppliers continue to list one tin smelter, Phoenix Metal in Rwanda and one gold smelter, Universal Precious Metals in Zambia, which are not CFSI compliant. Both smelters have been unable to demonstrate conflict free practices. We have significantly reduced the number of suppliers reporting these smelters in our supply chain, and we anticipate having them phased out by next year. Should Phoenix be unsuccessful in achieving certification, F5 will require Phoenix to be phased out in our supply chain.

4.	Determination of Conflict Status
For the reporting period ending December 31, 2016, F5 has not been found to be conflict free. This determination stems primarily from two sources of concern:

•	We still have 2 smelters not listed as conflict free that are either located in or sourcing material in the conflict region.

•	We did not undergo an independent third party audit for the reporting period, and thus cannot declare ourselves conflict free.
As a downstream user of material, F5 does not purchase directly from smelters, or even directly from metals suppliers. As such, we are primarily reliant on entities in our supply chain to perform actual in-person audits of smelters. We search through listings on industry group sites, including the CFSI and iTSCi and leverage the findings of those groups in our reporting.

6.	Next Steps
We have several areas upon which we are already working to improve. First, we are working to improve our overall risk assessment for suppliers. Integrating corporate social responsibility risk assessment with conflict minerals data will aid in our ability to decide which suppliers from which we should request greater visibility to their supplier data. In addition, we have several suppliers that provide such a lengthy list of smelters, it raises potential for inaccurate data. While some suppliers may have a very diverse supply chain, we intend to investigate if that is the case or if suppliers are presenting F5 with inaccurate data, in an attempt to complete a CMRT without performing proper due diligence. This will be considered a part of our risk assessment going forward.
Second, we currently have ongoing review of our conflict minerals status with senior leadership of the manufacturing team. However, going forward we believe it is in the best interest of the company to have periodic reviews with company executives. This will provide greater leverage for the manufacturing supply chain team when working with high-risk suppliers.
During reporting year 2016, we improved follow up with suppliers that had CMRT issues or smelters of concern. We intend to continue with increased communication with suppliers to help determine the sources of their errors or non-certified conflict minerals, and encourage those suppliers to source from certified conflict-free smelters.
Finally, we intend to continue to improve our documented processes around our conflict minerals due diligence program, which will allow us to complete an independent third party audit for future reporting years.

7.	Smelter List
Below is the list of smelters listed on CMRTs of suppliers used by F5 during calendar year 2016.

Metal	Smelter Name	Smelter ID	Country
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Aktyubinsk Copper Company TOO		KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES

Metal	Smelter Name	Smelter ID	Country
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	AURA-II	CID002851	UNITED STATES OF AMERICA
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangalore Refinery	CID002863	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Bauer Walser AG		GERMANY
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	Caridad	CID000180	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Cendres + Métaux S.A.	CID000189	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Chugai Mining	CID000264	JAPAN
Gold	Daejin Indus Co., Ltd.	CID000328	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	DODUCO GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	DSC (Do Sung Corporation)	CID000359	KOREA (REPUBLIC OF)
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN
Gold	Elemetal Refining, LLC	CID001322	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.		ITALY
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	CHINA
Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Gujarat Gold Centre	CID002852	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.		CHINA
Gold	Heraeus Ltd. Hong Kong	CID000707	CHINA
Gold	Heraeus Ltd. Hong Kong		HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Gold	HwaSeong CJ Co., Ltd.	CID000778	KOREA (REPUBLIC OF)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN

Metal	Smelter Name	Smelter ID	Country
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	K.A Rasmussen as		NORWAY
Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	POLAND
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Korea Metal Co., Ltd.		KOREA (REPUBLIC OF)
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO		RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA (REPUBLIC OF)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metahub Industries Sdn. Bhd.		MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery		RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA

Metal	Smelter Name	Smelter ID	Country
Gold	PX Précinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Remondis Argentia B.V.	CID002582	NETHERLANDS
Gold	Republic Metals Corporation	CID002510	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	SAAMP	CID002761	FRANCE
Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA
Gold	Safina a.s.	CID002290	CZECH REPUBLIC
Gold	Sai Refinery	CID002853	INDIA
Gold	Samduck Precious Metals	CID001555	KOREA (REPUBLIC OF)
Gold	SAMWON METALS Corp.	CID001562	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	Schone Edelmetaal B.V.	CID001573	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	CID001585	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	Shandong Yanggu Xiangguang Co. Ltd.		CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Shandong zhongkuang group co., LTD		CHINA
Gold	Shang Hai Gold Exchange		CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	CID001754	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	Sudan Gold Refinery	CID002567	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	Tony Goetz NV	CID002587	BELGIUM
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	Torecom	CID001955	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	CID002854	ZAMBIA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	CID002030	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CHINA
Tantalum	Advanced Metallurgical Group N.V. (AMG)		UNITED STATES OF AMERICA

Metal	Smelter Name	Smelter ID	Country
Tantalum	Avon Specialty Metals Ltd		UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CID000410	CHINA
Tantalum	E.S.R. Electronics	CID002590	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	CID000456	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch		CHINA
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck GmbH Goslar	CID002545	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	KEMET Blue Metals	CID002539	MEXICO
Tantalum	KEMET Blue Powder	CID002568	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	CHINA
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineração Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	Molycorp Silmet A.S.	CID001200	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	Plansee SE Liezen	CID002540	AUSTRIA
Tantalum	Plansee SE Reutte	CID002556	AUSTRIA
Tantalum	Power Resources Ltd.	CID002847	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	CHINA
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN

Metal	Smelter Name	Smelter ID	Country
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	CID002571	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	CHINA
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	CID002825	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	China Minmetals Corporation		CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	CIMSA, S.A.		SPAIN
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	BRAZIL
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	CV Dua Sekawan	CID002592	INDONESIA
Tin	CV Gita Pesona	CID000306	INDONESIA
Tin	CV Serumpun Sebalai	CID000313	INDONESIA
Tin	CV Tiga Sekawan	CID002593	INDONESIA
Tin	CV United Smelting	CID000315	INDONESIA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIETNAM
Tin	Elmet S.L.U.	CID002774	SPAIN
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	CID000448	BRAZIL
Tin	Feinhütte Halsbrücke GmbH		GERMANY
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	CHINA
Tin	Gejiu Jinye Mineral Company	CID002859	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Global Advanced Metals		AUSTRALIA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	CHINA
Tin	Hezhou Jinwei Tin Co., Ltd		CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA
Tin	Hunan Xianghualing Tin Co. ltd		CHINA
Tin	Jewish Xinmao Tin Co., Ltd.		CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.		CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	Metahub Industries Sdn. Bhd.		MALAYSIA

Metal	Smelter Name	Smelter ID	Country
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	CID002773	BELGIUM
Tin	Mineração Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIETNAM
Tin	Novosibirsk Processing Plant Ltd.		RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Phoenix Metal Ltd.	CID002507	RWANDA
Tin	PT Alam Lestari Kencana		INDONESIA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Bangka Kudai Tin		INDONESIA
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Bangka Putra Karya		INDONESIA
Tin	PT Bangka Timah Utama Sejahtera		INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT BilliTin Makmur Lestari		INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	INDONESIA
Tin	PT Eunindo Usaha Mandiri	CID001438	INDONESIA
Tin	PT Fang Di MulTindo		INDONESIA
Tin	PT Inti Stania Prima	CID002530	INDONESIA
Tin	PT Justindo	CID000307	INDONESIA
Tin	PT Karimun Mining	CID001448	INDONESIA
Tin	PT Kijang Jaya Mandiri	CID002829	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT O.M. Indonesia	CID002757	INDONESIA
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk		INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT REFINED BANGKA TIN	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Seirama Tin investment		INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Tirus Putra Mandiri	CID002478	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	PT Wahana Perkit Jaya	CID002479	INDONESIA

Metal	Smelter Name	Smelter ID	Country
Tin	Resind Indústria e Comércio Ltda.	CID002706	BRAZIL
Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA
Tin	SENJU METAL INDUSTRY CO.,LTD.		MALAYSIA
Tin	SIZER METALS PTE LTD		SINGAPORE
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Super Ligas		BRAZIL
Tin	Thaisarco	CID001898	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIETNAM
Tin	VQB Mineral and Trading Group JSC	CID002015	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Yunnan Tin Company Limited	CID002180	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd		CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.		CHINA
Tungsten	Ganzhou Haichuang W Co., Ltd		CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.		CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	H.C. Starck GmbH	CID002541	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin		CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA

Metal	Smelter Name	Smelter ID	Country
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.		CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Moliren Ltd	CID002845	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	Pobedit, JSC		RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.		VIETNAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIETNAM
Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	CID002843	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CHINA